Q1 2024 Shareholder Letter UNLOCK THE SKIES™

2 Key Systems Pass Rigorous Testing Final Assembly of First Conforming Aircraft Rapidly Progressing Multi-Hundred Million Dollar Framework Agreement To Accelerate UAE Launch We are putting Midnight’s systems and components through rigorous testing as part of its safety of flight readiness for our upcoming piloted flight tests later this year and in support of our ongoing FAA certification program. We have made significant progress on final assembly and integration of the aircraft’s components and systems and are on track to begin piloted flight tests of this aircraft later this year. Yesterday we announced the completion of our new battery pack manufacturing line. Here is a behind-the-scenes first look tour of our Integrated Test Lab and Manufacturing Facility where these aircraft are being built. We recently announced that we signed a framework agreement with the Abu Dhabi Investment Office (ADIO) for multi-hundred-million dollars to accelerate commercial air taxi operations across the UAE. This positions Abu Dhabi as one of the world’s leaders in promoting urban air mobility. Flight Test Campaign Accelerates — Closing In On Transition Milestone In Q1, Archer flew 100+ flights, keeping us on track to exceed our goal of 400 flights this year. Midnight is closing in on its transition milestone, meaning it would take off vertically, accelerate until it transitions from thrust-born to wing-borne flight and then land again vertically. From there, we intend to fly the aircraft as much as 10-15 times per day getting closer to our commercial mission tempo. Continuing To Maintain Our Strong Liquidity Position We have maintained greater than $520 million of liquidity at the end of each of our past four quarters while continuing to make investments across the aircraft development program in support of our planned commercial launch. Q1 HIGHLIGHTS

3 Midnight’s Flight Test Campaign Accelerates — Closing In On Transition In Q1 we flew 100+ flights keeping us on track to exceed our goal of 400 flights this year. We continue to increase Midnight’s flight envelope as we prepare to take it through a full transition flight -- meaning it would take off vertically, accelerate until it transitions from thrust-born to wing-borne flight and then land again vertically. We expect to achieve this milestone in the near future. From there, we intend to fly the aircraft as much as 10-15 times per day getting closer to our commercial mission tempo while we prepare to fly our initial conforming aircraft with a pilot later this year and continue through the critical implementation phase of FAA certification. To be update with pic of Tom and Tom quote “ 100+ Flights in Q1 Midnight is the eighth full-scale eVTOL aircraft that I’ve designed and built. The aircraft is a testament to our world class design and engineering teams. Designed for commercialization, we believe it will deliver on the key capabilities necessary make electric air taxis an everyday reality.” — TOM MUNIZ ARCHER’S CHIEF TECHNOLOGY OFFICER “

CERTIFICATION PROGRESS 4 Battery Pack Drop Tests This is one of the most challenging tests our aircraft will face as part of its FAA’s Type Certification program. Midnight’s battery packs were dropped from 50 feet at 100%, 30% and 0% state of charge at the National Institute for Aviation Research lab to simulate extreme impact scenarios. Not only did the batteries pass the test, they remarkably still functioned properly after each drop validating the safety and durability of Archer’s proprietary battery pack design. Main Landing Gear Midnight has the unique and highly beneficial capability of landing both vertically, like a helicopter, and conventionally, like an airplane. This gives Midnight operational and safety advantages over other eVTOL aircraft that are designed to only take off and land vertically during normal operation. With our partner Mecaer, we recently successfully completed a multi-week test campaign where the landing gear was functionally tested to verify the design can withstand any possible landing scenario. Flight Controls & Avionics Midnight utilizes fly-by-wire technology and features two side sticks used to fly the aircraft with one managing vertical and directional movement and the other controlling longitudinal and lateral speed. These are sourced from a leading aerospace supplier, Crouzet, and have deep certification heritage as they feature a design that is derived from what is found on the Airbus A220. We’ve now successfully completed environmental qualification testing on the side sticks, flight guidance panel, display controller, WiFi & LTE data link, audio processor, navigation systems, transponder, and radio altimeter. Key Systems & Components Pass Rigorous Testing Ahead of “For Credit” Testing

ARCHER

Tracking Our Progress On Certification & Testing

As our focus is now on the last phase of Midnight's Type Certification program, which the FAA calls the "Implementation Phase" as outlined in FAA Order 8110.4c, we use the chart below to explain the phase more simply and provide updates on our progress.

FAA Language:		**Compliance Data Generation**		**Compliance Substantiation**	**Compliance Findings**	
Plain Language:		**Write test plans; build conforming hardware**	**For credit testing**	**Submit test and analysis reports**	**FAA audits and confirms design compliance**	
COMPONENT & SYSTEM LEVEL	**CERT HERITAGE***					**KEY UPDATES**
FLIGHT CONTROL SYSTEM SAFRAN LORD	✓	In Progress	In Progress	In Progress	In Progress	– Completed flight control computer, RTOS and software SOI-2 audit with FAA and Safran – Completed side stick testing w/Crouzet
FLIGHT DECK GARMIN.	✓	In Progress	In Progress	In Progress		– Completed environmental testing of flight guidance panel, display controller, WiFi & LTE data link, audio processor, navigation systems, transponder, and radio altimeter
LANDING GEAR MAG	✓	In Progress	In Progress	In Progress	In Progress	– Completed landing gear safety of flight test campaign – Wheel TSO received
AIRFRAME & MATERIALS FACC	✓	In Progress	In Progress	In Progress		– Completed 60% of our "for credit" airframe materials testing campaign as well as several safety of flight structural assembly tests
ENVIRONMENTAL CONTROL Honeywell	✓	In Progress	In Progress	In Progress	In Progress	– Completed SOI-2 software audit
PROPULSION SYSTEMS ARCHER		In Progress	Scheduled for H2 2024			– Completed battery pack drop test campaign
AIRCRAFT LEVEL ARCHER		3 conforming aircraft in progress, 6 planned	Planning multiple Type Inspection Authorizations (TIAs)			– We believe that the FAA is on track to issue Midnight's final airworthiness criteria in the near future

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6 Our Integrated Test Labs Support Our Rapid Builds & Certification Program Testing Certification Flight Simulator This simulator includes all of Midnight’s conforming flight deck and flight computer hardware to enable hardware and software in the loop integration testing. The representative flight deck and high fidelity graphics from a 180 degree screen and augmented reality headset also provides accurate feedback for handling quality evaluations and pilot training. Ironbird The Ironbird is a complete set of aircraft systems integrated together just as they are on a flying aircraft, but instead of being installed in our airframe, they are installed in a lab on the ground. This lab is used to test all of Midnight’s components and systems, software, and hardware-in-the-loop working together both in normal operation and in failure conditions. This allows us to test failure conditions that would not be flown intentionally to ensure our aircraft systems respond properly and enable continued safe operation to support our company and certification testing. Propulsion Test Lab In this lab, we put our fully assembled electric engines and propellers through rigorous end of line testing to ensure they are operating properly before they are installed on our aircraft. Every engine and propeller we build is balanced and tested before it is installed on our aircraft. LEARN MORE

7 Completed Installation Of Our High-Volume Battery Pack Manufacturing Line We chose our battery cell and designed our proprietary battery pack for high volume manufacturing. This is an “automotive style” manufacturing line for the production of Midnight’s battery packs that is designed for high-volume production from day one with the final phase of the facility set to be capable of producing up to 15,000 battery packs per year This facility will produce the battery packs needed to support the ramp of our aircraft production at our high-volume aircraft manufacturing facility in Covington, GA which remains on track be completed later this year. We have applied automation to the key areas of our battery pack manufacturing process that impact quality, operator safety, and data traceability, including cell test and load, adhesive dispensing, laser cleaning, laser welding, and end of line testing. We chose to vertically integrate our design and manufacturing of the battery pack itself to ensure it meets the rigorous levels of safety, performance and reliability necessary for its aviation use case. Our battery pack implements a proprietary and robust thermal runaway containment strategy. The battery packs use cylindrical cells as those, relative to other cell form factors, have a track record of safety, performance and scalability. LEARN MORE

8 Piloted flight test of this aircraft is on track to begin later this year. As a reminder, we have chosen to build the aircraft that will be used as part of our FAA certification program at our San Jose, California facility because it is just around the corner from our HQ thus allowing us to leverage the proximity to our design, engineering, certification and manufacturing teams. Key components and systems of the this aircraft will conform to the intended type design for FAA certification. We intend to build a total fleet of 6 conforming aircraft that can be used in piloted “for credit” testing with the FAA as we progress through the implementation phase with the FAA. Rapidly Progressing Assembly of First, Piloted Conforming Midnight Aircraft LEARN MORE

9 Nearing Completion of Phase 2 of 4 On Construction Of Our High-Volume Manufacturing Facility In Covington, GA We remain on track to complete construction of our high volume manufacturing facility in Georgia later this year. We have now completed two of the most challenging phases of construction: grading and pouring of the foundations. Because of the topography of the site we had to move ~450,000 cubic yards of dirt to balance the site, which required us to navigate through large deposits of rock that required blasting. We were recently awarded "Project of the Year" for Newton County thanks to the project’s impact, community partnerships, education investment, and leadership commitment. Now that the foundations are complete, our team is focused on erecting the exterior walls. We are on track to complete the build of the exterior walls in June. As a reminder, this first phase of our factory build out is a ~350,000 square foot facility on our ~100 acre site designed to support production of up to 650 aircraft annually, which would make it one of the largest manufacturing facilities by volume in the aircraft industry. Our objective with this facility remains to establish a factory that can support our planned commercial ramp while allowing us to take a phased approach to bringing on Stellantis as our contract manufacturer. Underpinning all of this is our focus on minimizing the capital expenditures we must incur to achieve volume manufacturing capabilities prior to generating significant revenue from our operations.

10 Multi-Hundred Million Dollar Framework Agreement To Build the Future Of Air Travel in the UAE We recently announced the signing of a framework agreement with ADIO at the DRIFTx mobility event held at the Yas Marina Circuit in Abu Dhabi showcasing the latest in advanced urban mobility, driving discussions, collaboration, and innovation across the sector.1 This agreement covers multi-hundred-million dollar investments to accelerate our planned commercial air taxi operations in the UAE, slated to launch as soon as next year, including in-country manufacturing, operations and training across the region. This comprehensive agreement positions Abu Dhabi as one of the world’s leaders in promoting urban air mobility. Key components of our collaboration with ADIO include vertiport construction, operational enablement for air taxi operations in the UAE, and in-country manufacturing of our Midnight aircraft. ADIO will also help ensure that local workforce development programs for Emirati talent are in place and facilitate the establishment of our international headquarters and Centre of Excellence in Abu Dhabi. We first announced our planned collaboration with ADIO at the 2023 launch of ADIO’s Smart and Autonomous Vehicles Industry cluster, which aims to transform the future of urban mobility globally by supporting the innovation and commercialization of smart and autonomous vehicles across land, sea, and air. The framework agreement announced at DRIFTx represents the culmination of six months of close collaboration between us. “ * The imagery above depicts simulated operations. Abu Dhabi is leading the way in accelerating the launch of electric air taxis globally, and ADIO is proud to partner with Archer as one of the world’s most innovative companies. We are excited to support Archer toward establishing its international headquarters in Abu Dhabi, and to develop a comprehensive investment framework that will accelerate its progress towards manufacturing and operating its Midnight aircraft in the UAE.” — BADR AL-OLAMA ACTING DIRECTOR GENERAL ABU DHABI INVESTMENT OFFICE “ 1. The framework agreement discussed above is conditioned on the future execution by the parties of additional binding definitive agreements incorporating the terms outlined in the framework agreement, which definitive agreements may not be completed or may contain different terms than those set forth in the framework agreement.

11 MAY 9 IAOPA WORLD ASSEMBLY Washington D.C. MAY 16 BANK OF AMERICA TRANSPORTATION, AIRLINE & INDUSTRIALS CONFERENCE New York, NY MAY 20-22 FUTURE AVIATION FORUM Riyadh, Saudi Arabia MAY 21 JP MORGAN TECH/MEDIA/COMM CONFERENCE Boston, MA JUN 15 SMITHSONIAN'S INNOVATIONS IN FLIGHT Washington D.C. JUN 17-20 COLLISION CONFERENCE Toronto, Canada JUN 18-19 REVOLUTION.AERO London, England Today’s Webcast & Conference Call Details TIME 2 PM PT (5 PM ET) WEBCAST Accessible via our IR website (investors.archer.com) CONFERENCE 404-975-4839 (domestic) CALL +1 833-470-1428 (international) Access code: 781391 Upcoming Events

ARCHER

Q1 2024 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation, non-cash warrant expenses and changes in fair value of warrants and non-cash expense taken in connection with the Boeing Wisk Agreements (as defined below). We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED		
	MAR 31, 2024	DEC 31, 2023	MAR 31, 2023
TOTAL OPERATING EXPENSES[1]	$ 142.2	$ 107.3	$ 112.0
NET LOSS[1]	(116.5)	(109.1)	(113.1)
NON-GAAP TOTAL OPERATING EXPENSES[2][3]	89.1	87.5	80.0
ADJUSTED EBITDA[3][4]	(86.8)	(85.2)	(79.0)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	405.8	464.6	449.9

1) Amounts reflect charges related to the technology and dispute resolution agreements reached on August 10, 2023, between us, Wisk Aero LLC ("Wisk") and The Boeing Company ("Boeing") that provide for certain investments by Boeing into us, an autonomous flight collaboration between the parties, issuance of certain warrants to Wisk and resolution of litigation between us (the "Boeing Wisk Agreements").
2) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for warrant expenses, stock-based compensation, and non-cash expense related to the Boeing Wisk Agreements.
3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation."
4) Adjusted EBITDA is a financial measure adjusting net loss for other income (expense), net, interest income, net, income tax expense, depreciation and amortization expense, warrant expenses, stock-based compensation expense including the credit for the founders grant forfeiture, and non-cash expense related to the Boeing Wisk Agreements.

NET LOSS AND ADJUSTED EBITDA

Our first quarter 2024 net loss represents investments required to achieve the key elements of our commercialization plan. We continued to invest in the design, development, test and certification activities for our Midnight aircraft. Further, we incurred non-recurring payments to several of our supply chain partners as they work to establish capabilities to manufacture certain components and subsystems for our Midnight aircraft, made investments to build out our test and manufacturing facilities in San Jose, California where we will assemble our first six conforming aircraft, purchased materials for the manufacture of our six conforming aircraft and made investments in the people and infrastructure required to scale our operations.

Net loss for the first quarter of 2024 was $116.5 million, which increased sequentially by $7.4 million from $109.1 million in the fourth quarter of 2023, primarily due to the $34.9 million increase in GAAP operating expenses partially offset by the $27.8 million increase in other income (expense),net. Year-over-year, net loss for the first quarter of 2024 was higher than the first quarter of 2023 by $3.4 million, primarily due to the $30.2 million increase in GAAP operating expenses partially offset by the $23.3 million increase in other income (expense),net, and $3.7 million increase in net interest income.

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13 For the first quarter of 2024, adjusted EBITDA loss increased sequentially by $1.6 million from an adjusted EBITDA loss of $85.2 million in the fourth quarter of 2023, primarily due to the increase in people related spending to support the Midnight program development and for our test and manufacturing capabilities. For the same period year-over-year, adjusted EBITDA loss increased by $7.8 million from an adjusted EBITDA loss of $79.0 million in the first quarter of 2023 primarily due to increased investment in people, materials, supply chain build-out and related services for our Midnight program. TOTAL OPERATING EXPENSES Total GAAP operating expenses for the first quarter of 2024 were $142.2 million, which were sequentially higher than the fourth quarter of 2023 by $34.9 million, primarily due to an increase in non-cash stock-based compensation by $20.3 million and a $15.3 million increase in the expense associated with the technology and dispute resolution agreements. Year-over-year, total operating expenses for the first quarter of 2024 were higher than the first quarter of 2023 by $30.2 million, primarily due to an increase in non-cash stock-based compensation expenses by $15.0 million and a $10.3 million increase in the expense associated with the technology and dispute resolution agreements. Total non-GAAP operating expenses (which are GAAP operating expenses less stock-based compensation, warrant expenses and other one-time expenses, a reconciliation for which is provided in the financial statement section of this letter) for the first quarter of 2024 were $89.1 million, which increased $1.6 million sequentially over the fourth quarter of 2023 primarily due to the increase in people related spending to support the Midnight development program and for our test and manufacturing capabilities. Total non-GAAP operating expenses increased $9.1 million year-over-year from the first quarter of 2023, as we continued our investment in people, materials, supply chain build-out and related services for our Midnight program. CASH & LIQUIDITY We exited the first quarter of 2024 with $523 million of liquidity, which included $406 million in cash and cash equivalents and $117 million in debt and equity proceeds available under various capital arrangements. Our cash balance decreased $58.8 million from the fourth quarter of 2023. Additionally, we have $6.7 million of restricted cash that supports various letters of credit for commercial leases and the manufacturing facility in Georgia. Q2 2024 FINANCIAL ESTIMATES We anticipate total non-GAAP operating expenses of $80 million to $95 million for the second quarter of 2024. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2024 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data; unaudited) 14 THREE MONTHS ENDED MAR 31, 2024 DEC 31, 2023 Assets Current assets Cash and cash equivalents $ 405.8 $ 464.6 Restricted cash 6.7 6.9 Prepaid expenses 7.7 7.9 Other current assets 1.8 0.8 Total current assets 422.0 480.2 Property and equipment, net 72.1 57.6 Intangible assets, net 0.4 0.4 Right-of-use assets 8.7 8.9 Other long-term assets 7.7 7.2 Total assets $ 510.9 $ 554.3 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 14.1 $ 14.3 Current portion of lease liabilities 3.3 2.8 Accrued expenses and other current liabilities 52.8 96.9 Total current liabilities 70.2 114.0 Notes payable 18.1 7.2 Lease liabilities, net of current portion 12.4 13.2 Warrant liabilities 19.1 39.9 Other long-term liabilities 11.9 12.9 Total liabilities 131.7 187.2 Stockholders’ equity Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023 - - Class A common stock, $0.0001 par value; 700,000,000 shares authorized; 281,950,734 and 265,617,341 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively - - Class B common stock, $0.0001 par value; 300,000,000 shares authorized; 38,032,375 and 38,165,615 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively - - Additional paid-in capital 1,644.5 1,515.9 Accumulated deficit (1,265.3) (1,148.8) Accumulated other comprehensive loss - - Total stockholders’ equity 379.2 367.1 Total liabilities and stockholders’ equity $ 510.9 $ 554.3

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except share and per share data; unaudited) 15 THREE MONTHS ENDED MARCH 31, 2024 2023 OPERATING EXPENSES Research and development $ 83.5 $ 65.8 General and administrative 58.7 44.1 Other warrant expense - 2.1 Total operating expenses 142.2 112.0 Loss from operations (142.2) (112.0) Other income (expense), net 20.6 (2.7) Interest income, net 5.3 1.6 Loss before income taxes (116.3) (113.1) Income tax expense (0.2) - Net loss $ (116.5) $ (113.1) Net loss per share, basic and diluted $ (0.36) $ (0.46) Weighted-average shares outstanding, basic and diluted 320,256,596 247,274,541

ARCHER AVIATION INC. CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (In millions; unaudited) 16 THREE MONTHS ENDED MARCH 31, 2024 2023 Cash flows from operating activities Net loss $ (116.5) $ (113.1) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, amortization and other 2.3 1.0 Debt discount and issuance cost amortization - 0.2 Stock-based compensation 40.7 25.7 Change in fair value of warrant liabilities and other warrant costs (20.8) 5.0 Non-cash lease expense 0.7 1.4 Research and development warrant expense 2.1 4.2 Other warrant expense - 2.1 Technology and dispute resolution agreements expense 5.6 - Interest income on short-term investments - (0.2) Accretion and amortization income of short-term investments - (2.0) Changes in operating assets and liabilities: Prepaid expenses 0.2 3.0 Other current assets (1.1) (0.3) Other long-term assets (0.6) (0.6) Accounts payable - 2.5 Accrued expenses and other current liabilities 1.7 8.9 Operating lease right-of-use assets and lease liabilities, net (0.8) (1.2) Other long-term liabilities - (0.3) Net cash used in operating activities (86.5) (63.7) Cash flows from investing activities Proceeds from maturities of short-term investments - 314.0 Purchase of property and equipment (17.3) (11.4) Net cash provided by (used in) investing activities (17.3) 302.6 Cash flows from financing activities Proceeds from issuance of debt 11.0 - Repayment of long-term debt - (2.5) Payment of debt issuance costs (0.1) - Payments for taxes related to net share settlement of equity awards - (2.3) Net proceeds from financing and issuance of common stock 33.9 - Net cash provided by (used in) financing activities 44.8 (4.8) Net increase (decrease) in cash, cash equivalents, and restricted cash (59.0) 234.1 Cash, cash equivalents, and restricted cash, beginning of period 471.5 72.3 Cash, cash equivalents, and restricted cash, end of period $ 412.5 $ 306.4

GAAP to Non-GAAP Reconciliation A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited) 1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company. 2) Other warrant expenses associated with the United warrant agreement. 3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. 4) Amounts reflect charges relating to the Boeing Wisk Agreements. 17 THREE MONTHS ENDED MAR 31, 2024 DEC 31, 2023 MAR 31, 2023 TOTAL OPERATING EXPENSES $ 142.2 $ 107.3 $ 112.0 Adjusted to exclude the following: Stellantis warrant expense (1) (2.1) (4.4) (4.2) Other warrant expense (2) - - (2.1) Stock-based compensation (3) (40.7) (20.4) (25.7) Technology and dispute resolution agreements (4) (10.3) 5.0 - NON-GAAP TOTAL OPERATING EXPENSES $ 89.1 $ 87.5 $ 80.0

ARCHER

GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA
(In millions; unaudited)

	THREE MONTHS ENDED		
	MAR 31, 2024	DEC 31, 2023	MAR 31, 2023
NET LOSS	$ (116.5)	$ (109.1)	$ (113.1)
Adjusted to exclude the following:			
Other (income) expense, net (1)	(20.6)	7.2	2.7
Interest income,net	(5.3)	(5.6)	(1.6)
Income tax expense	0.2	0.2	-
Depreciation and amortization expense	2.3	2.3	1.0
Stellantis warrant expense (2)	2.1	4.4	4.2
Other warrant expense (3)	-	-	2.1
Stock-based compensation (4)	40.7	20.4	25.7
Technology and dispute resolution agreements(5)	10.3	(5.0)	-
ADJUSTED EBITDA	**$ (86.8)**	**$ (85.2)**	**$ (79.0)**

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities, gain on share issuance and accretion and amortization income of short-term investments.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company.
3) Other warrant expenses associated with the United warrant agreement.
4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.
5) Amounts reflect charges related to the Boeing Wisk Agreements.

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19 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the first quarter ended March 31, 2024, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to United Airlines and Stellantis, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. – TECHNOLOGY AND DISPUTE RESOLUTION AGREEMENTS Amounts reflect non-cash charges relating to the Boeing Wisk Agreements. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders.

20 Forward-Looking Statements This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of fiscal year 2024, our business strategy and plans, aircraft performance, the pace at which we intend to design, develop, certify, conduct test flights, manufacture and commercialize our planned eVTOL aircraft, business opportunities, government incentives, expansion of Archer’s business internationally, the building of Archer’s international headquarters and international manufacturing facilities, and the buildout and collaboration with Stellantis at our planned manufacturing facility. In addition, this shareholder letter refers to a framework agreement that is conditioned on the future execution by the parties of additional binding definitive agreements incorporating the terms outlined in the framework agreement, which definitive agreements may not be completed or may contain different terms than those set forth in the framework agreement. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on a limited number of customers for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that customers may cancel those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, a potential U.S. federal government shutdown, war and geopolitical conflicts, natural disasters, infectious disease outbreaks and pandemics; our need for and the availability of additional capital; and cybersecurity risks. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are or will be available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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